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Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-4 of our report dated February 1, 2002 relating to the financial statements, which appears in Ameren Energy Generating Company's Annual Report on Form 10-K for the year ended December 31, 2001. We also consent to the reference to us under the headings "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP PricewaterhouseCoopers LLP
St. Louis, Missouri November 15, 2002

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Exhibit 23.1